UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 28, 2004

                              BELLSOUTH CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
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                 (State or Other Jurisdiction of Incorporation)

                 1-8607                                   58-1533433
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         (Commission File Number)              (IRS Employer Identification No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia          30309-3610
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         (Address of Principal Executive Offices)                   (Zip Code)

                                 (404) 249-2000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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     |_| Written communications pursuant to Rule 425 under the Securities Act
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     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
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     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
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     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01  Completion of Acquisition or Disposition of Assets

         On October 28, 2004, BellSouth closed the sale of its wireless operations in Colombia, Nicaragua, Peru, Uruguay and Venezuela to Telefonica Moviles, S.A. ("Telefonica"), the wireless affiliate of Telefonica, S.A. BellSouth received $2.5 billion for its interests in the five properties and will recognize an after-tax gain of approximately $385 million, or approximately 21 cents per share, in the fourth quarter of 2004.

         The two companies announced in March 2004 that they had reached a definitive agreement for BellSouth to sell its interests in 10 Latin American operations to Telefonica. The agreement provided a purchase price based on total enterprise value of $5.85 billion for all 10 operations. The sale of BellSouth's interest in the operations in Ecuador, Guatemala and Panama closed on October 14, 2004. The transfer of BellSouth's interest in the operations in the remaining two Latin American countries (Argentina and Chile) is subject to obtaining all requisite governmental approvals. We are working diligently to obtain those approvals, and we expect to obtain them either in the fourth quarter of 2004 or first quarter of 2005.

         Total after-tax proceeds of the sale to Telefonica of our interests in the 10 properties, including shareholder loans, are expected to be approximately $4.9 billion, including 5% reserved in escrow for potential purchase price adjustments. Under the terms of the agreement, the escrow will be received within six months after the respective closing. We will transfer approximately $1.1 billion of cash to Telefonica as part of the Latin American operations, resulting in a net cash inflow to BellSouth related to the Latin American divestitures of approximately $3.8 billion.

         Under the agreement, Telefonica has agreed to purchase any and all equity interests that we purchase from the minority shareholders in various Latin American operations. Since the announcement, we have purchased or reached agreements to purchase interests and other rights of minority partners in Argentina, Ecuador, Nicaragua, Uruguay and Venezuela for a combined total of $756 million.

         Based on the net book value of our investment and the anticipated proceeds, we expect to record an after-tax gain of approximately $1.3 billion upon closing all 10 properties.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance
      October 29, 2004